Exhibit 10.8

PROMISSORY NOTE

April 23, 2012
(Date)

FOR VALUE RECEIVED, Apio, Inc., a Delaware corporation, located at the address stated below ("Maker") promises to pay to the order of GE Capital Commercial Inc. or any subsequent holder hereof (each, a "Payee") c/o General Electric Capital Corporation, 4 Park Plaza, Suite 1400, Irvine, CA 92614 or at such other place as Payee may designate as follows:

(a)     the principal sum of twelve million six hundred sixty thousand Dollars ($12,660,000.00), and

(b)     interest on the unpaid principal balance from the date hereof through and including the dates of payment, at a fixed, simple interest rate of Four and 39/100  percent (4.39%) per annum (the "Contract Rate") in eighty four (84) consecutive monthly installments of principal and interest as follows:

Periodic Installment	Amount

1 through 83	$175,356.39

(each, a "Periodic Installment") and a final installment of $175,356.39 plus any outstanding and unpaid principal, accrued interest and any and all amounts due hereunder and under the other Debt Documents (as defined below).  The first Periodic Installment, plus (as applicable) interest accrued at the Contract Rate on the unpaid principal balance hereunder for the period from the date hereof through but not including the starting date covered by such first Periodic Installment, shall be due and payable on June 1, 2012 and the following Periodic Installments and the final installment shall be due and payable on the same day of each succeeding period (each, a "Payment Date").  All payments shall be applied: first, to interest due and unpaid hereunder and under the other Debt Documents; second, to all other amounts due and unpaid hereunder and under the other Debt Documents, and then to principal due hereunder and under the other Debt Documents.  The acceptance by Payee of any payment which is less than payment in full of all amounts due and owing at such time shall not constitute a waiver of Payee's right to receive payment in full at such time or at any prior or subsequent time.  Interest shall be calculated on the basis of a 365-day year (or a 366-day leap year, as applicable) and will be charged at the Contract Rate for each calendar day on which any principal is outstanding.  The payment of any Periodic Installment after its due date shall result in a corresponding decrease in the portion of the Periodic Installment credited to the remaining unpaid principal balance.  The payment of any Periodic Installment prior to its due date shall result in a corresponding increase in the portion of the Periodic Installment credited to the remaining unpaid principal balance.

All amounts due hereunder and under the other Debt Documents are payable in the lawful currency of the United States of America.  Maker hereby expressly authorizes Payee to insert the date value is actually given in the blank space on the face hereof and on all related documents pertaining hereto.

This Note may be secured by a security agreement, chattel mortgage, pledge agreement or like instrument (each of which is hereinafter called a "Security Agreement", and collectively with any other document or agreement related thereto or to this Note, the "Debt Documents").

Conditions Precedent to Funding.  Last Funding Date: April 24, 2012.  All of the terms and conditions set forth in the Debt Documents are subject to the satisfaction of all the following conditions precedent no later than the Last Funding Date, each in form and substance reasonably satisfactory to Payee at its sole discretion:  (i) all of the conditions precedent set forth in the Debt Documents as they relate to this Note; (ii) no Event of Default (as defined in the Security Agreement) or event which with the passage of time or the giving of notice would become an Event of Default has occurred and is continuing under the Debt Documents; (iii) as of the Last Funding Date, there will have been, since the date that this Note is delivered to the Maker for execution, no adverse change (as determined by Payee in its sole discretion) in the business prospects or projections, operations, management, financial or other conditions of the Maker, any affiliate of Maker, any Guarantor, or any other party to whom Payee may have recourse in regard to the Debt Documents as they relate to this Note, or in the industry in which Maker or Guarantor or such other party operates, or a change in control of any one of the aforesaid parties; and (iv) the absence, during the period from the date that this Note is delivered to the Maker for execution to the Last Funding Date, of any disruption of, or adverse change in the leasing, lending, loan syndication, financial, banking or capital markets.  If any such condition precedent is not so satisfied by the Last Funding Date, Payee shall have no obligation to proceed with the transactions contemplated under this Note or any other Debt Documents related to this Note.

Time is of the essence hereof.  If Payee does not receive from Maker payment in full of any Periodic Installment or any other sum due under this Note or any other Debt Document is not received within ten (10) days after its due date, Maker agrees to pay a late fee equal to five percent (5%) on such late Periodic Installment or other sum, but not exceeding any lawful maximum.  Such late fee will be immediately due and payable, and is in addition to any other costs, fees and expenses that Maker may owe as a result of such late payment. Additionally, if an Event of Default (as such terms are defined and/or used in the Security Agreement) has occurred and is continuing, then the entire principal sum remaining unpaid, together with all accrued interest thereon and any other sum payable under this Note or any other Debt Document, at the election of Payee, shall immediately become due and payable, with interest thereon at the lesser of ten percent (10%) per annum or the highest rate not prohibited by applicable law from the date of such accelerated maturity until paid (both before and after any judgment).  The application of such 10% interest rate shall not be interpreted or deemed to extend any cure period set forth in this Note or any other Debt Document, cure any default or otherwise limit Payee's right or remedies hereunder or under any Debt Document.

Maker may prepay in full, but not in part, all outstanding amounts hereunder before they are due on any scheduled Payment Date upon at least ten (10) days' prior written notice to Payee.  Payee is authorized and entitled to apply any amounts paid by Maker as a prepayment of indebtedness to delinquent interest or other amounts due and owing from Maker to Payee hereunder and under any other Debt Documents before application of such funds to principal outstanding hereunder.

If Maker makes a prepayment of this Note for any reason, Maker shall pay irrevocably and in full to Payee (i) all outstanding principal amounts, (ii) all accrued interest, (iii) the Prepayment Fee (as defined below) and (iv) any and all other amounts due hereunder or under the other Debt Documents.  Maker specifically acknowledges that, to the fullest extent allowed by applicable law, it shall be liable for the Prepayment Fee on any acceleration hereof or under the other Debt Documents.  In the event of an acceleration hereof or under the other Debt Documents, the Prepayment Fee shall be determined as if (a) Maker prepaid this Note in full immediately before such acceleration and (b) the prepayment notice referred to above was received by Payee ten (10) days prior to such date.

For purposes hereof, the term "Prepayment Fee" shall be an amount equal to an additional sum equal to the following percentage of remaining principal balance for prepayments occurring in the indicated period: three percent (3.00%) (for prepayments occurring prior to the first anniversary of the date hereof), two percent (2.00%) (for prepayments occurring on and after the first anniversary of the date hereof but prior to the second anniversary of the date hereof), one percent (1.00%) (for prepayments occurring on and after the second anniversary of the date hereof but prior to the third anniversary of the date hereof) and zero percent (0%) (for prepayments occurring any time thereafter).

It is the intention of the parties hereto to comply with the applicable usury laws; accordingly, it is agreed that, notwithstanding any provision to the contrary in this Note or any other Debt Document, in no event shall this Note or any other Debt Document require the payment or permit the collection of interest in excess of the maximum amount permitted by applicable law.  If any such excess interest is contracted for, charged or received under this Note or any other Debt Document, or if all of the principal balance shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under this Note or any other Debt Document on the principal balance shall exceed the maximum amount of interest permitted by applicable law, then in such event: (a) the provisions of this paragraph shall govern and control, (b) neither Maker nor any other person or entity now or hereafter liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by applicable law, (c) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal balance or refunded to Maker, at the option of Payee, and (d) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under applicable law as now or hereafter construed by the courts having jurisdiction thereof.  It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under this Note or any Debt Document which are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the indebtedness evidenced hereby, all interest at any time contracted for, charged or received from Maker or otherwise by Payee in connection with such indebtedness; provided, however, that if any applicable state law is amended or the law of the United States of America preempts any applicable state law, so that it becomes lawful for Payee to receive a greater interest per annum rate than is presently allowed, Maker agrees that, on the effective date of such amendment or preemption, as the case may be, the lawful maximum hereunder shall be increased to the maximum interest per annum rate allowed by the amended state law or the law of the United States of America.

Maker hereby consents to any and all extensions of time, renewals, waivers or modifications of, and all substitutions or releases of, security or of any party primarily or secondarily liable on this Note or any other Debt Document or any term and provision of either, which may be made, granted or consented to by Payee, and agrees that suit may be brought and maintained against Maker and/or any and all sureties, endorsers, guarantors or any others who may at any time become liable for payments and performance under this Note and any other Debt Documents (each such person, other than Maker, an "Obligor"), at the election of Payee without joinder of any other as a party thereto, and that Payee shall not be required first to foreclose, proceed against, or exhaust any security hereof in order to enforce payment of this Note.  Maker hereby waives presentment, demand for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, and all other notices in connection herewith, as well as filing of suit (if permitted by law) and diligence in collecting this Note or enforcing any of the security hereof, and agrees to pay (if permitted by law) all expenses incurred in collection, including Payee's actual attorneys' fees.

Maker hereby irrevocably authorizes and empowers the Prothonotary or Clerk, or any attorney for any Court of record to appear for Maker in such Courts, at any time, and confess a judgment against Maker, without process, in favor of any holder hereof, without the filing of a declaration of default, with release of errors, without stay of execution, for such amount as may appear from the face hereof to be due hereunder (or, if such attorney so elects, for the amount which may be due hereon as evidenced by an affidavit signed by a representative of holder setting forth the amount then due) together with charges, attorney's fees and costs as herein provided, and Maker hereby waives and releases all benefits and relief from any and all appraisement, stay or exemption laws of any state, now in force or hereafter to be passed.  If a copy hereof, verified by an affidavit, shall have been filed in said proceeding, it shall not be necessary to file the original as a warrant of attorney.  No single exercise of the foregoing warrant and power to confess judgment shall be deemed to exhaust the power, whether or not such exercise shall be held by any Court to be invalid, voidable, or void, but the power shall continue undiminished and may be exercised from time to time as often as the holder hereof shall elect, until all sums payable or that may become payable hereunder by Maker have been paid in full.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

MAKER IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK TO HEAR AND DETERMINE ANY SUIT, ACTION OR PROCEEDING AND TO SETTLE ANY DISPUTES, WHICH MAY ARISE OUT OF OR IN CONNECTION HEREWITH AND WITH THE DEBT DOCUMENTS (COLLECTIVELY, THE "PROCEEDINGS"), AND MAKER FURTHER IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO REMOVE ANY SUCH PROCEEDINGS FROM ANY SUCH COURT (EVEN IF REMOVAL IS SOUGHT TO ANOTHER OF THE ABOVE-NAMED COURTS).  MAKER IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MIGHT NOW OR HEREAFTER HAVE TO THE ABOVE-NAMED COURTS BEING NOMINATED AS THE EXCLUSIVE FORUM TO HEAR AND DETERMINE ANY SUCH PROCEEDINGS AND AGREES NOT TO CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE ABOVE-NAMED COURTS FOR ANY REASON WHATSOEVER, THAT IT OR ITS PROPERTY IS IMMUNE FROM LEGAL PROCESS FOR ANY REASON WHATSOEVER, THAT ANY SUCH COURT IS NOT A CONVENIENT OR APPROPRIATE FORUM IN EACH CASE WHETHER ON THE GROUNDS OF VENUE OR FORUM NON-CONVENIENS OR OTHERWISE.  MAKER ACKNOWLEDGES THAT BRINGING ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY COURT OTHER THAN THE COURTS SET FORTH ABOVE WILL CAUSE IRREPARABLE HARM TO PAYEE WHICH COULD NOT ADEQUATELY BE COMPENSATED BY MONETARY DAMAGES, AND, AS SUCH, MAKER AGREES THAT, IN ADDITION TO ANY OF THE REMEDIES TO WHICH PAYEE MAY BE ENTITLED AT LAW OR IN EQUITY, PAYEE WILL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS (WITHOUT THE POSTING OF ANY BOND AND WITHOUT PROOF OF ACTUAL DAMAGES) TO ENJOIN THE PROSECUTION OF ANY SUCH PROCEEDINGS IN ANY OTHER COURT.  Notwithstanding the foregoing,  Payee shall have the right to apply to a court of competent jurisdiction in the United States of America or abroad for equitable relief as is necessary to preserve, protect and enforce its rights under this Note and any other Debt Document, including, but not limited to orders of attachment or injunction necessary to maintain the status quo pending litigation or to enforce judgments against Maker, any Obligor or the collateral pledged to Payee pursuant to any Debt Document or to gain possession of such collateral.  MAKER HEREBY UNCONDITIONALLY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS NOTE, ANY DEBT DOCUMENTS, ANY DEALINGS BETWEEN MAKER AND PAYEE RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN MAKER AND PAYEE.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.)  THIS WAIVER IS IRREVOCABLE MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS NOTE, ANY DEBT DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION.  IN THE EVENT OF LITIGATION, THIS NOTE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

This Note and the other Debt Documents constitute the entire agreement of Maker and Payee with respect to the subject matter hereof and supersede all prior understandings, agreements and representations, express or implied.

No variation or modification of this Note, or any waiver of any of its provisions or conditions, shall be valid unless in writing and signed by an authorized representative of Maker and Payee.  Any such waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given.

Payment Authorization

Payee is hereby directed and authorized by Maker to advance and/or apply the proceeds of the loan as evidenced by this Note to the following parties in the stipulated amounts as set forth below, and to the extent any such proceeds are to be paid to Maker, Payee is hereby irrevocably authorized and directed by Maker to first apply such proceeds to any amount due and owing by Maker to Payee on or prior to Payee’s funding of such proceeds and then remit the balance of such proceeds to Maker:

Company Name	Address	Amount
Apio, Inc.	4575 West Main Street, Guadalupe, CA 93434	$12,660,000.00
	Total	$12,660,000.00

Any provision in this Note or any of the other Debt Documents which is in conflict with any statute, law or applicable rule shall be deemed omitted, modified or altered to conform thereto.

[SIGNATURE PAGE FOLLOWS]

Apio, Inc.

By:	/s/ Gregory S. Skinner

Name:	Gregory S. Skinner

Title:	Vice President

Fed Tax ID#: 77-0528042

Address: 4575 West Main Street
                Guadalupe, CA 93434

Signature Page for Promissory Note